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                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-6 (Registration No. 333-06071) of our reports dated February 11, 2000, February 12, 1999 and February 11, 1998, relating to the financial statements of MONY America Variable Account L -- Corporate Sponsored Variable Universal Life, and our report dated February 10, 2000 relating to the financial statements of MONY Life Insurance Company of America, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Statements" and "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
July 26, 2000